PROVIDIAN FINANCIAL CORPORATION

                     1999 NON-OFFICER EQUITY INCENTIVE PLAN

                              Adopted May 11, 1999


1.       PURPOSES.

     (a) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees and Consultants of the Company and its Affiliates who are not Officers, Directors or Affiliate Directors.

     (b) Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Nonstatutory Stock Options, (ii) stock appreciation rights, (iii) stock bonuses and (iv) rights to acquire restricted stock.

     (c) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.       DEFINITIONS.

     (a) "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

     (b) "Affiliate Director" means any member of the Board of Directors of any Affiliate.

     (c) "Board" means the Board of Directors of the Company.

     (d) "Code" means the Internal Revenue Code of 1986, as amended.

     (e) "Cause" means (i) conviction of, a guilty plea with respect to, or a plea of nolo contendere to a charge that the Participant has committed a felony under the laws of the United States or of any state or a crime involving moral turpitude, including, but not limited to, fraud, theft, embezzlement or any crime that results in or is intended to result in personal enrichment at the expense of the Company or an Affiliate; (ii) material breach of any agreement entered into between the Participant and the Company or an Affiliate that impairs the Company's or the Affiliate's interest therein; (iii) willful misconduct, significant failure by Participant to perform his or her duties, or gross neglect by Participant of his or her duties; or (iv) engagement in any activity that constitutes a material conflict of interest with the Company or any Affiliate.

     (f) "Committee" means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

     (g) "Common Stock" means the common stock of the Company, $0.01 par value.

     (h)  "Company"   means   Providian   Financial   Corporation,   a  Delaware
corporation.

     (i) "Consultant" shall mean any natural person, including an advisor or other form of independent contractor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services (provided that such services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities), except that the term
"Consultant" shall not include Employees, Officers, Directors, Affiliate Directors or stockholders beneficially owning ten percent (10%) or more of the Company's Common Stock.

     (j) "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee or Consultant, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee or Consultant or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the
Participant's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

     (k) "Director" means a member of the Board of Directors of the Company.

     (l) "Disability" means when a Participant is considered permanently disabled under a disability insurance policy carried by the Company or an Affiliate and under which the Participant is covered or, if the Participant is not covered under such a policy, the permanent and total disability of a Participant within the meaning of Section 22(e)(3) of the Code.

     (m) "Employee" means any person employed full-time or part-time by the Company or an Affiliate, provided that the term "Employee" shall not include Directors, Affiliate Directors or Officers.

     (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (o) "Fair Market Value" means, as of any applicable date, the mean between the highest and lowest sale price of the Common Stock as reflected on the New York Stock Exchange Composite Tape on such date or during such other relevant period of trading days as determined by the Board or Committee, or, if no such reported sale of the Common Stock shall have occurred on such date or during such period, on the next preceding date on which there was such a reported sale. If there shall be any material alteration in the present system of reporting sale prices of the Common Stock, or if the Common Stock is not then listed on the New York Stock Exchange, the fair market value of the Common Stock as of a particular date shall be determined by such method as shall be determined by the Board or Committee.

     (p) "Nonstatutory Stock Option" means an option to purchase Common Stock that is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (q) "Officer" shall mean a person who is an officer of the Company including any corporate officer with the title of vice president and above and any other Employee of the Company whom the Board or the Committee classifies as "Officer".

     (r) "Option" means a Nonstatutory Stock Option granted pursuant to the Plan.

     (s) "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (t) "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

     (u) "Participant" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

     (v) "Plan" means this Providian Financial Corporation 1999 Non-Officer Equity Incentive Plan.

     (w) "Securities Act" means the Securities Act of 1933, as amended.

     (x) "Stock Award" means any right granted under the Plan, including an Option, a stock appreciation right, a stock bonus and a right to acquire restricted stock.

     (y) "Stock Award Agreement" means a written agreement between the Company and a recipient of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

     (z) "Ten Percent Stockholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.       ADMINISTRATION.

     (a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). Any interpretation of the Plan by the Board and any decision by the Board under the Plan shall be final and binding on all persons.

     (b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

          (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iii) To amend the Plan or a Stock Award as provided in Section 12.

          (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

     (c) Delegation to Committee.

          (i) General. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

          (ii) Initial Delegation. By approval of this Plan as of the adoption date set forth above, the Board delegates to the Human Resources Committee of the Board the full power and authority of the Board to administer the Plan and to otherwise act on behalf of the Board with respect to the Plan, including (without limitation) the powers set forth in Sections 12 and 13.

4.       SHARES SUBJECT TO THE PLAN.

     (a) Share Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate two million five hundred thousand (2,500,000) shares of Common Stock.

     (b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full (or vested in the case of restricted stock), the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. In addition, any unvested shares repurchased by the Company pursuant to a repurchase right in favor of the Company or otherwise forfeited by a Participant prior to vesting shall revert to and again become available for issuance under the Plan. Shares subject to stock appreciation rights exercised in accordance with the Plan shall not be available for subsequent issuance under the Plan.

     (c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.       ELIGIBILITY.

     (a) Stock Awards may be granted only to Employees or Consultants who are not, at the time of such grants, either (i) Directors, (ii) Affiliate Directors or (iii) Officers.

6.       OPTION PROVISIONS.

         Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

     (a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted or such shorter or longer term as may be provided in the Option Agreement.

     (b) Exercise Price. The exercise price of each Option shall be determined by the Board and shall be set forth in the Option Agreement.

     (c) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid in cash at the time the Option is exercised or, to the extent set forth in the Option Agreement or otherwise specified by the Company and if permitted by applicable statutes and regulations, either (i) pursuant to a "cashless exercise" program operated in compliance with Regulation T or other regulations or rules promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the proceeds of sale of shares of such Common Stock, provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal; (ii) in any other form of legal consideration that may be acceptable to the Board in its sole discretion, provided, however, that, at any time when the Company is incorporated in Delaware, payment of the Common Stock's "par value" (as defined in the Delaware General Corporation Law) shall be made in cash; or (iii) in any combination of the foregoing forms of consideration permitted at the discretion of the Board. In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

     (d) Transferability. An Option shall be transferable to the extent provided in the Option Agreement. If the Option does not provide for transferability, then the Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

     (e) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

     (f) Termination of Continuous Service. In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death, Disability or for Cause), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date ninety (90) days following the termination of the Optionholder's Continuous Service (or such longer or shorter period if so specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate. In the event an Optionholder's Continuous Service terminates for Cause, then his or her Option shall terminate immediately upon such event.

     (g) Extension of Termination Date. An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death, Disability or for Cause) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of ninety (90) days after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

     (h) Disability of Optionholder. In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date -twelve (12) months following such termination (or such longer or shorter period if so specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

     (i) Death of Optionholder. In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder's death pursuant to subsection 6(d), but only within the period ending on the earlier of (1) the date twelve (12) months following the date of death (or such longer or shorter period if so specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

     (j) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

7.       PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

     (a) Stock Bonus Awards. Each stock bonus award shall be evidenced by a stock bonus agreement, which shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i) Consideration. A stock bonus may be awarded in consideration for any form of legal consideration provided by the Participant that may be acceptable to the Board, including (without limitation) past services actually rendered to the Company or an Affiliate for its benefit.

          (ii) Vesting. Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to forfeiture or to a share repurchase option in favor of the Company in accordance with a vesting schedule or such other conditions as may be determined by the Board.

          (iii) Termination of Participant's Continuous Service. In the event a Participant's Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement.

          (iv) Transferability. Rights to acquire shares under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

     (b) Restricted Stock Awards. Each award of rights to acquire restricted stock shall be evidenced by a restricted stock purchase agreement, which shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i) Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement.

          (ii) Consideration. The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either:
     (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion, including (without limitation) past services actually rendered to the Company or an Affiliate; or (iv) in any combination of the foregoing forms of consideration permitted by the Board; provided that, in the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement; and, provided further that, at any time when the Company is incorporated in Delaware, payment of the Common Stock's "par value" (as defined in the Delaware General Corporation Law) shall not be made by deferred payment.

          (iii) Vesting. Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to forfeiture or to a share repurchase option in favor of the Company in accordance with a vesting schedule or such other conditions as may be determined by the Board.

          (iv) Termination of Participant's Continuous Service. In the event a Participant's Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock purchase agreement.

          (v) Transferability. Rights to acquire shares under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

     (c) Stock Appreciation Rights. Each stock appreciation right shall be evidenced by a Stock Award Agreement, which shall contain terms and conditions that are consistent with the applicable provisions set forth below with respect to the types of stock appreciation rights authorized under the Plan and otherwise shall be in such form as the Board shall deem appropriate. The terms and conditions of stock appreciation rights may change from time to time, and the terms and conditions of separate stock appreciation rights need not be identical, but each Stock Award Agreement evidencing a stock appreciation right shall include (through incorporation of provisions hereof by reference in the Stock Award Agreement or otherwise) the substance of the following provisions as are applicable:

          (i) Authorized Rights. The following three types of stock appreciation rights shall be authorized for issuance under the Plan:

               (1) Tandem Rights. A "Tandem Right" means a stock appreciation right granted appurtenant to an Option that is subject to the same terms and conditions applicable to the particular Option grant to which it pertains, with the following exceptions: The Tandem Right shall require the holder to elect between the exercise of the underlying Option for shares of Common Stock and the surrender, in whole or in part, of such Option for an appreciation distribution. The appreciation distribution payable on the exercised Tandem Right shall be in cash (or, if so provided in the Stock Award Agreement, in an equivalent number of shares of Common Stock based on Fair Market Value on the date of the Option surrender) in an amount up to the excess of
          (A) the Fair Market Value, on the date of the Option surrender, of the number of shares of Common Stock covered by that portion of the surrendered Option in which the Optionholder is vested over (B) the aggregate exercise price payable for such vested shares.

               (2) Concurrent Rights. A "Concurrent Right" means a stock appreciation right granted appurtenant to an Option that applies to all or a portion of the shares of Common Stock subject to the underlying Option and which is subject to the same terms and conditions applicable to the particular Option grant to which it pertains, with the following exceptions: A Concurrent Right shall be exercised automatically at the same time the underlying Option is exercised with respect to the particular shares of Common Stock to which the Concurrent Right pertains. The appreciation distribution payable on an exercised Concurrent Right shall be in cash (or, if so provided in the Stock Award Agreement, in an equivalent number of shares of Common Stock based on Fair Market Value on the date of the exercise of the Concurrent Right) in an amount equal to such portion as determined by the Board at the time of the grant of the excess of
          (A) the aggregate Fair Market Value, on the date of the exercise of the Concurrent Right, of the vested shares of Common Stock purchased under the underlying Option which have Concurrent Rights appurtenant to them over (B) the aggregate exercise price paid for such shares.

               (3) Independent Rights. An "Independent Right" means a stock appreciation right granted independently of any Option but which is subject to the same terms and conditions applicable to an Option, with the following exceptions: An Independent Right shall be denominated in share equivalents. The appreciation distribution payable on the exercised Independent Right shall be not greater than an amount equal to the excess of (a) the aggregate Fair Market Value, on the date of the exercise of the Independent Right, of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such Independent Right, and with respect to which the holder is exercising the Independent Right on such date, over (b) the aggregate Fair Market Value, on the date of the grant of the Independent Right, of such number of shares of Company stock. The appreciation distribution payable on the exercised Independent Right shall be in cash or, if so provided in the Stock Award Agreement, in an equivalent number of shares of Common Stock based on Fair Market Value on the date of the exercise of the Independent Right.

          (ii) Exercise. To exercise any outstanding stock appreciation right, the holder shall provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such right. No limitation shall exist on the aggregate amount of cash payments that the Company may make under the Plan in connection with the exercise of a stock appreciation right.

8.       COVENANTS OF THE COMPANY.

     (a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

     (b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award, other than on Form S-8 under the Securities Act (if the Company is eligible for the use of such form). If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.       USE OF PROCEEDS FROM STOCK.

         Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.      MISCELLANEOUS.

     (a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

     (b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

     (c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, or (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate.

     (d) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or, as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

     (e) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of or other acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment;
(ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise of or other acquisition of Common Stock under the Stock Award; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

11.      ADJUSTMENTS UPON CHANGES IN STOCK.

     (a) Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

     (b) Dissolution or Liquidation. Upon approval by the stockholders of the Company of a complete dissolution or liquidation of the Company, all outstanding Stock Awards shall become fully vested and immediately exercisable, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to the consummation of such event.

     (c) Asset Sale,  Merger,  Consolidation or Reverse Merger.  In the event of
(i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation may assume any Stock Awards outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the Company's stockholders in the transaction described in this subsection 11(c)) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation does not assume such Stock Awards or substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

     (d) Securities Acquisition. In the event of an acquisition (other than in a transaction described in subsection 11(c) above) by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an Affiliate) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing greater than fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then any such acquiring person, entity or group may assume any Stock Awards outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the Company's stockholders in the transaction described in this subsection 11(d)) for those outstanding under the Plan. In the event any such acquiring person, entity or group does not assume such Stock Awards or does not substitute similar stock awards for those outstanding under the Plan, then such Stock Awards shall continue in full force and effect.

     (e) Certain Change in Control Transactions. Unless otherwise specified in the applicable Stock Award Agreement, in the event of the occurrence of a transaction described in subsections 11(c) or 11(d) above (hereafter, a "Change in Control") and provided that a Participant's Stock Award remains in effect following such Change in Control or is assumed or substituted for any similar stock award in connection with the Change in Control, then, if such Participant's Continuous Service is terminated by the Company without Cause or the Participant voluntarily terminates his or her Continuous Service due to a Constructive Termination (as defined below) within one (1) month prior to the effective date of the Change in Control or within six (6) months following the effective date of the Change in Control, all Stock Awards held by such Participant (or any substituted stock awards) shall, as of the date of such termination of Continuous Service, vest in full and become fully exercisable (if applicable) to the extent not previously vested or exercisable (if applicable).

         For purposes of this subsection 11(e), "Constructive Termination" means that a Participant voluntarily terminates his or her Continuous Service with the Company after any of the following are undertaken without the Participant's express written consent: (i) the assignment to the Participant of any duties or responsibilities which result in a substantial diminution or significant adverse change in the Participant's position, status or circumstances of employment as in effect at the beginning of the one (1) month period immediately prior to a Change in Control, except in connection with the termination of the Participant's service on account of death, disability, retirement, for Cause, or any voluntary termination of service by the Participant other than Constructive Termination; (ii) a reduction in the Participant's annual base compensation by more than ten percent (10%); (iii) a relocation of the Participant or the Company's offices at which the Participant is employed to a location more than forty-five (45) miles from the location at which the Participant performed his or her duties prior to a Change in Control, (iv) any material breach by the Company of any provision of an agreement between the Company and the Participant, whether pursuant to this Plan or otherwise, other than a breach which is cured by the Company within fifteen (15) days following notice by the Company of such breach; or (v) any failure by the Company to obtain the assumption of this Plan by any successor or assign of the Company.

12.      AMENDMENT OF THE PLAN AND STOCK AWARDS.

     (a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan.

     (b) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless
(i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

     (c) Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and
(ii) the Participant consents in writing.

13.      TERMINATION OR SUSPENSION OF THE PLAN.

     (a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate when all shares of Common Stock reserved for issuance under the Plan have been issued and all such issued shares are no longer subject to a repurchase or reacquisition option in favor of the Company or other form of forfeiture or vesting condition. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect, except with the written consent of the Participant.

14.      EFFECTIVE DATE OF PLAN.

         The Plan shall become effective as of May 11, 1999.

15.      CHOICE OF LAW.

         The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.